Exhibit 99_1

[GRAPHIC]	Michael Porter, President – Investor Relations Margarerit Drgos, VP – Media Relations Jeff Myhre, VP – Editorial

Seven Penn Plaza    •    New York, NY 10001    •    212-564-4700    •    FAX 212-244-3075    •    www.plrinvest.com    •    plrmail@plrinvest.com

WORLD HEALTH ALTERNATIVES, INC. Richard E. McDonald, President 412-829-7800 ext. 223	Summit Financial Partners Anthony Altavilla, President 317-218-0204

World Health Alternatives, Inc. Announces Record Fourth Quarter and 2003 Results

Gross Profits Up 49% for Fourth Quarter and 58% for the Year

Fourth Quarter Net Income Rises 138%

PITTSBURGH, PA, March 25, 2004 – World Health Alternatives, Inc. (OTC BB: WHAI) (the “Company”), a premier medical staffing company that provides medical, professional and administrative staffing services to the healthcare industry, today announced its financial results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter 2003 Financial and Operating Data

The Company’s sales for the fourth quarter were $962,000, which was a 19% increase over the fourth quarter sales in 2002 of $809,000. The increase was due primarily to revenue generated by new offices that the Company opened in Cleveland, Ohio and Boca Raton, Florida. The 2003 fourth quarter sales also included a 3.5% increase in revenues generated by the Company’s Pittsburgh, Pennsylvania office as compared to that office’s revenues in the fourth quarter of 2002.

Gross profits for the fourth quarter of 2003 rose to $490,000, an increase of 49% over the fourth quarter of 2002. As a percentage of sales, gross profit for the fourth quarter reached 50.9%, which was 10.2% higher than the 40.7% realized in the fourth quarter of 2002. The increase primarily resulted from significant increases in contract placements of staffing personnel, more favorable margins on those placements, and a rise in permanent placement fees during the fourth quarter.

Operating income more than doubled to $296,000 in the fourth quarter of 2003, up from $113,000 in the fourth quarter of 2002. This 162% increase is attributable to a combination of increased revenues and margins and a decrease of 11% in selling, marketing and administrative expenses in the fourth quarter that resulted from cost containment measures.

Net income was $226,000 in the fourth quarter of 2003 as compared to $95,000 for the prior quarter, representing an increase of 138%. Earnings per share for the fourth quarter were $0.01 on a weighted average of 34,918,990 shares. However, as a result of previously announced transactions pursuant to which the Company redeemed shares from certain executive officers of the Company, the number of shares currently outstanding is 23,738,243.

Effective December 22, 2003, the Company completed its first acquisition by acquiring substantially all of the assets of Superior Staffing Solutions, Inc. (“Superior Staffing”). Superior Staffing operated a healthcare staffing business in the Pittsburgh metropolitan area that specialized in nursing placements. Superior Staffing’s revenues from January 1, 2003 through the December 21, 2003 acquisition date were approximately $5,508,000. These revenues were not included with the Company’s revenue totals for the three-month and twelve-month periods ended December 31, 2003.

Richard McDonald, President of World Health, said, “I am proud of the record showing we made in the fourth quarter of 2003, and particularly pleased that we were able to complete our first acquisition. The combination of Superior’s $5,508,000 in annualized revenues in 2003 and our $ 3,693,000 in revenues in that year would make us one of the largest specialized medical staffing companies in Western Pennsylvania.”

Year Ended December 31, 2003 Financial and Operating Data

Sales climbed 32% to $3,693,000 for the year ended 2003 versus $2,796,000 in sales for the same period in 2002. The increase was due primarily to the Company’s growth, including revenue generated by the new offices in Cleveland, Ohio and Boca Raton, Florida, and 3.8% growth in revenues attributable to the Pittsburgh, Pennsylvania office. These sales figures did not include the sales that Superior achieved from January 1, 2003 through December 21, 2003, which totaled approximately $5,508,000.

Gross profit for the year ended 2003 reached approximately $1,600,000, which is 58% higher than the total in 2002 of $1,015,000. As a percentage of sales, gross profit rose to 43.3% in 2003, representing a 7% increase over the 36.3% realized in 2002.

Operating income decreased to approximately $118,000 for the year ended 2003 versus approximately $149,000 in 2002. This 21% decrease is primarily attributable to a total of approximately $501,000 in certain one-time expenses that the Company incurred in 2003. This total is comprised of approximately $130,000 of expenses for services associated with the Company’s merger with Better Solutions, Inc., approximately $94,000 of legal and accounting expenses associated with the merger and related Securities and Exchange Commission filings, and approximately $277,000 of expenses related to opening new offices in Cleveland, Ohio and Boca Raton, Florida. These one-time expenses contributed to a net loss in 2003 of $31,578.

Marc Roup, CEO of World Health, said, “We performed well in 2003 considering the significant total amount of one-time expenses that we incurred during the year in an effort to position the Company to maximize its future profits and growth potential. The absence of these expenses in 2004, the size of our business now that Superior Staffing is a part of it, and our strong performance in the fourth quarter all point to a bright 2004.”

Strategy for the First and Second Quarters of 2004

Regarding the Company’s outlook for the first two quarters of 2004, the Company indicates that it is focused on moving forward with its acquisition growth strategy. “We intend to continue exploring the acquisition of complimentary companies to broaden and strengthen our market presence and service capabilities throughout the United States. We plan to accomplish this goal by focusing on healthcare staffing companies located in larger metropolitan markets that have a proven history of profitable operations and an effective management team that is willing to join us following the acquisition,” said Mr. McDonald.

Mr. McDonald further stated, “At the end of the fourth quarter of 2003, we accomplished the first step in our acquisition strategy by completing the purchase of the assets of Superior Staffing Solutions, Inc. We have since integrated nearly all of Superior’s operations into ours and are ready to move forward with the additional acquisitions we previously announced.”

The Company has signed nonbinding letters of intent to purchase the assets of three healthcare staffing companies and the stock of a fourth, as discussed in press releases previously issued by the Company. Specifically, the first asset purchase target is a private, New England-based medical staffing company that has indicated to the Company that its sales were approximately $5.4 million for the fiscal year ending December 31, 2003. The second asset purchase target is a privately held, Orlando-based medical staffing company that has indicated to the Company that its sales were approximately $6.3 million for the fiscal year ending December 31, 2003. The third asset purchase target is a Texas-based medical staffing company that has indicated to the Company that its sales were approximately $4.7 million for the fiscal year ending December 31, 2003. The fourth target, which would be structured as a stock purchase, is a Northern California-based medical staffing company that has indicated to the Company that its sales were approximately $19.6 million for the fiscal year ending December 31, 2003. Each of the nonbinding letters of intent indicates a closing date for the transaction within the first two quarters of 2004.

“We are in the due diligence and transaction document preparation stages with these acquisitions and intend to continue moving forward. We are financially in a position to complete the three asset purchase deals based on our current financial structure and available cash. To complete the deal for the Northern California-based company, we intend to use a combination of internal cash and new debt,” said Mr. McDonald.

The management of World Health Alternatives, Inc. will host a conference call on Thursday, March 25, 2004, at 11:00 A.M. EST to discuss the Company’s financial results. Those who wish to participate in the conference call may telephone (888) 335-6674. A digital replay will be available by telephone for two weeks and may be accessed by dialing (877) 519-4471 (domestic) or (973) 341-3080 (international), PIN # 4627572.

World Health Alternatives, Inc. (OTC BB: WHAI) is a premier human resource firm offering specialized healthcare personnel for staffing and consulting needs in the healthcare industry. The Company, through its MedTech Medical Staffing Division, places its experienced personnel on a project, temporary, permanent, or temporary-to-permanent basis. These options allow clients to control the expenses associated with new staff while also giving them the unique opportunity to evaluate a candidate’s performance essentially risk-free. The Company’s headquarters are in Pittsburgh, PA, and it has branch offices in Cleveland, OH, and Boca Raton, FL. For more information, please contact Richard McDonald, at 412.829.7800 (ext. 223), Michael Porter, at 212.564.4700, or Anthony Altavilla, at 317.218.0204, or visit the Company’s website at www.better-solutionsinc.com.

This press release contains forward-looking statements. The words or phrases “may,” “intends,” “expects,” “estimate,” “indicate”, “plan,” “could,” “would,” “if,” “projects,” “forecast,” “anticipate” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether World Health Alternatives, Inc. (“the Company”) will successfully acquire existing staffing companies to grow its staffing business; (b) whether the Company will have adequate financing to expand its business; (c) whether the Company will effectively manage its expanding operations which will place significant demands on its managerial, financial, and informational systems; (d) competition among medical staffing companies for qualified nurses and other healthcare professionals and personnel; (e) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company’s business; (f) whether the four potential acquisitions discussed herein will be consummated following due diligence and whether the transaction terms will be consistent with those set forth in the nonbinding letter of intent; (g) whether the sales figures for the fiscal year ending December 31, 2003 that the four acquisition target companies represented to the Company are accurate; (h) whether the combination of Superior Staffing’s annualized revenues in 2003 and the Company’s 2003 revenues would make the Company one of the largest specialized medical staffing companies in Western Pennsylvania; (i) whether the Company performed well in 2003 considering the significant total of one-time expenses that it incurred during the year and whether those expenses were incurred in a way that positioned the Company to maximize its future profits and growth potential; (j) whether the absence in 2004 of the one-time expenses incurred in 2003, the size of the Company’s business now that Superior Staffing is a part of it, and the Company’s strong performance in the fourth quarter of 2003 all point to a bright 2004; (k) whether the Company is focused on moving forward in the first two quarters of 2004 with its acquisition growth strategy; (l) whether the Company intends to continue exploring the acquisition of complimentary companies to broaden and strengthen its market presence and service capabilities throughout the United States; (m) whether the Company plans to accomplish its goal of exploring the acquisition of complimentary companies by focusing on healthcare staffing companies located in larger metropolitan markets that have a proven history of profitable operations and an effective management team that is willing to join it following the acquisition; (n) whether the Company completed the first step in its acquisition strategy by completing the purchase of Superior Staffing’s assets and whether the Company has integrated nearly all of Superior’s operations into its own; (o) whether the Company is ready to move forward with the four additional acquisitions it previously announced; (p) whether the Company is financially in a position to complete the three asset purchase deals based on its current financial structure and available case; (q) whether the Company intends and is able to procure and use a combination of internal cash and new debt to finance and complete the proposed purchase of the Northern California-based company; and (r) other factors set forth in the Company’s periodic reports and Form SB-2 Registration Statement filed with the Securities and Exchange Commission, which may be reviewed by accessing the SEC’s EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statements.

World Health Alternatives, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002*
ASSETS
Current assets:
Cash	$177,699	$64,864
Accounts receivable-trade	1,115,257	157,957
Accounts receivable-other	75,000	—
Prepaid expenses	148,309	515

Total current assets	1,516,265	222,336

Property, plant and equipment, net	120,992	43,360
Intangible assets:
Covenant Not to Compete	1,500,000	—
Consultant Database	1,192,800	—
Non-Compete Agreements—Employees	538,993	—
Other Assets	38,000	—
Goodwill	152,207	—

	3,422,000	—

Total assets	$5,059,257	$266,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,032	$38,720
Accrued liabilities	189,190	40,222
Income taxes payable	18,190	27,000
Deferred income taxes payable	7,294	—
Current portion of notes payable	1,874,601	—

Total current liabilities	2,114,307	105,942

Long Term Liabilities:
Notes Payable, net of current portion	760,399	—
Shareholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding
Common stock, $0.0001 par value; 200,000,000 shares authorized, 23,638,243 and 33,000,000 shares issued and outstanding, respectively	2,364	3,300
Additional Paid In Capital	2,068,869	12,558
Retained earnings	113,318	144,896

Total shareholders’ equity	2,184,551	160,754

Total liabilities and shareholders’ equity	$5,059,257	$266,696

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

WORLD HEALTH ALTERNATIVES

Condensed Statement of Operations

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenue	$962,337	$808,929	$3,693,337	$2,796,911
Cost of Sales	472,625	479,608	2,093,543	1,781,865

Gross Profit	489,712	329,321	1,599,794	1,015,046
Selling, marketing and administrative expenses	193,480	216,408	1,481,521	865,904

Operating Income	296,232	112,913	118,273	149,142
Other Income / (Expense)
Interest Expense	(38,389)	(18,927)	(152,050)	(74,146)
Other Income (Expense)	(6,211)	965	683	3,105

	(44,600)	(17,962)	(151,367)	(71,041)

Income (loss) before income taxes	251,632	94,951	(33,094)	78,101
Income tax provision (benefit)	25,484	0	(1,516)	0

Net income (loss)	$226,148	$94,951	$(31,578)	$78,101

Net income (loss) per share—basic and diluted	$0.01	$0.00	$0.00	$0.00

Weighted average number of shares—diluted	34,918,990	33,000,000	37,609,013	33,000,000

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